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                                                                   Exhibit 99.1


PRESS RELEASE
                                          CONTACT:
                                          Brian L. Cantrell
                                          Alliance Resource Partners, L.P.
                                          1717 South Boulder Avenue, Suite 600
                                          Tulsa, Oklahoma 74119
                                          (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
Dotiki Mine Fire Extinguished; Production Resumed

Tulsa, Oklahoma, March 8, 2004 - Alliance Resource Partners, L.P. (NASDAQ: ARLP) today announced that its wholly-owned Webster County Coal, LLC subsidiary has completed its efforts to extinguish a mine fire at its Dotiki mine, located near Providence, Kentucky. Production operations at Dotiki resumed earlier today. The Dotiki mine was temporarily idled on February 11, 2004, following the occurrence of a mine fire that originated with a diesel supply tractor. (See ARLP Press Release, dated February 12, 2004.)

On March 3, 2004, Webster County Coal employees and mine rescue teams completed the construction of the third and final set of permanent seals at the Dotiki mine. With the installation of these seals and injection of inert gases completed, the Dotiki mine fire was effectively extinguished and the affected area of the mine totally isolated behind a series of permanent seals. (See ARLP Press Release, dated March 1, 2004.)

"We are very proud of the extraordinary progress that we have made since the Dotiki mine fire occurred on February 11, 2004," said Charlie Wesley, Senior Vice President of Operations. "We permanently isolated the Dotiki mine fire area in a period of only 21 days. In just three weeks, we completed a task that would have lasted many months had we relied on conventional methods. We are very grateful for the hard work and innovative thinking of everyone involved."

Wesley continued, "We would like to thank our employees, business partners and the local community for their hard work and support throughout this entire effort. In particular, Webster County Coal extends its heartfelt appreciation to the Mine Safety and Health Administration along with the Kentucky Department of Mines and Minerals for providing invaluable expertise and assistance in the development and execution of the state-of-the-art recovery techniques employed at the Dotiki mine."

Once the permanent seals were installed and the mine safely ventilated, Webster County Coal crews performed a thorough examination of the entire Dotiki mine. Information obtained during these examinations indicated minimal impact to the Dotiki mine outside of the now permanently sealed fire area. Webster County Coal's rehabilitation of the Dotiki mine infrastructure was completed over the weekend and all six mining units at the Dotiki mine returned to production earlier today.


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Following the fire incident at Dotiki, Webster County Coal transferred a majority of its employees to assist in the implementation of expanded production schedules with affiliate operations at the Pattiki mine, operated by White County Coal, LLC in White County, Illinois, and the Warrior mine, operated by Warrior Coal, LLC near Madisonville, Kentucky. With the Dotiki mine recovery and rehabilitation efforts completed, White County Coal and Warrior Coal resumed normal production schedules and the affected workers have been transferred back to Webster County Coal.

The Dotiki mine is an underground mining complex that employs approximately 360 workers. The mine produces low moisture, high sulfur coal from the Kentucky No. 9 coal seam utilizing continuous mining units and room-and-pillar techniques. Production from the mine during 2003 averaged approximately 407,000 tons per month.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding the business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.


FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGE IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATION, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISK OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 10.0% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED ON MARCH 20, 2003 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


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